EXHIBIT 4.1


                              SECURED FLOATING RATE
                          CONVERTIBLE SUBORDINATED NOTE

                                       OF

                         LORACA ACQUISITION CORPORATION

                                   PAYABLE TO

                            -------------------------






                               February ____, 2000






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                                TABLE OF CONTENTS

1.       DEFINITIONS.................................................2
2.       PREPAYMENT..................................................4
         2.1.     Optional and Mandatory Prepayment..................4
         2.2.     Notice of Prepayment...............................4
3.       SUBORDINATION...............................................5
         3.1.     Principal and Interest.............................5
         3.2.     Distributions of Assets............................5
         3.3.     Modification of Senior Indebtedness................6
         3.4.     No Other Indebtedness Senior to Notes..............6
         3.5.     Subrogation........................................6
         3.6.     Unconditional Obligations..........................7
         3.7.     Judicial Determination.............................7
4.       CONVERSION..................................................7
         4.1.     Conversion to Common Stock.........................7
         4.2.     Exercise of Conversion Right.......................7
         4.3.     Deemed Date of Conversion..........................7
         4.4.     No Fractional Shares...............................8
5.       MERGER, ETC. OF LORACA......................................8
6.       COVENANTS OF CORPORATION....................................9
         6.1.     Maintenance of Business............................9
         6.2.     Reporting to Holder of the Senior Indebtedness.....9
         6.3.     Notice of Defaults, Etc............................9
         6.4.     Other Notes; Payments..............................9
         6.5.     Additional Secured Indebtedness...................10
7.       DEFAULT....................................................10
         7.1.     Events of Default.................................10

         7.2.     Remedies..........................................11


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8.       CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES
         AND RIGHT TO TRIAL BY JURY.................................12
         8.1.     Consent to Jurisdiction...........................12
         8.2.     Additional Service of Process.....................12
         8.3.     Waiver of Immunity................................12
9.       MISCELLANEOUS..............................................12
         9.1.     Interest Rate.....................................12
         9.2.     Notices...........................................13
         9.3.     Transfer..........................................14
         9.4.     Headings..........................................15
         9.5.     Security..........................................15
         9.6.     Governing Law.....................................15

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         THE SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED  UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE REOFFERED, RESOLD, CONVERTED, PLEDGED, HYPOTHECATED, CONVEYED OR OTHERWISE TRANSFERRED UNTIL (i) SUCH SECURITIES HAVE BEEN REGISTERED UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR
         (ii)  PERMITTED   PURSUANT  TO  THE  PROVISIONS  OF  A  CERTAIN  MERGER
         AGREEMENT,  COPIES  OF  WHICH  ARE  ON  FILE  AT  THE  OFFICES  OF  THE
         CORPORATION.


               SECURED FLOATING RATE CONVERTIBLE SUBORDINATED NOTE


No. C-1  $_________.00

     LORACA ACQUISITION CORPORATION, a corporation duly organized under the laws of the State of Washington ("Corporation"), for value received, hereby promises to pay to ____________________., or registered assigns (collectively, the "Holder"), the principal sum of ______________________ and No/100 Dollars ($_________) in twelve (12) equal consecutive monthly payments of $_________, with the first payment of principal due on August 1, 2001 and each succeeding payment being due on the first day of each month thereafter, and to pay interest on such outstanding principal balance from the date hereof quarterly on April 1, July 1, October 1, and January 1 of each year, commencing April 1, 2000, at a rate equal to the prime rate as published in The Wall Street Journal from time to time (or if such rate is not so published, then the rate published by a comparable national financial publication) ("Stated Rate"), until the principal hereof is paid or made available for payment, all as hereinafter provided. Interest for each year shall be computed based upon a year of three hundred sixty (360) days. In the event the Corporation does not pay any installment of principal or interest when due, such installment shall bear interest at the rate of five and one-half percentage points per annum in excess of the Stated Rate ("Default Rate") commencing on the 15th day after the date that notice is given by Holder to the Corporation of such failure to pay when due. In the event the Holder accelerates the maturity date of this Note as provided in Section , the entire unpaid principal balance of this Convertible Note, together with all accrued and unpaid interest on this Convertible Note, shall bear interest at the Default Rate from the date of acceleration until the entire unpaid principal balance of, and all accrued and unpaid interest on, this Convertible Note is paid in full. Payments of the principal of and interest on this Convertible Note will be made to the Holder at the close of business on the Business Day immediately preceding the date such payment is due by wire transfer to the

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account  designated  by the  Holder,  or, in  default  of such  designation,  by certified check mailed to the address of the Holder as such address shall appear in the records of the Corporation.

     1. DEFINITIONS. The following words and terms when used in this Convertible Note shall have the meanings set forth below, unless the context or use indicates another or different meaning or intent, and such definitions and the other words and terms in this Convertible Note shall be equally applicable to the singular and plural as well as the masculine, feminine, and neuter, as the context requires. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in the city of Lexington, Kentucky are authorized or obligated by law or executive order to close.

     "Closing Price" means with respect to the Common Stock on any day, (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or the American Stock Exchange, or (ii) if the Common Stock is not listed or admitted to trading on such exchanges, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price regular way in the National Market System of the National Association of Securities Dealers, Inc., or (iv) if the Common Stock is not listed or admitted to trading on any national securities exchange or the National Market System, the average of the last reported sale price on such day on the over-the-counter Bulletin Board, or (v) if none of the above are applicable, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of Loraca or a committee thereof.

     "Common Stock" means Loraca's common stock, $.001 par value.

     "Conversion Price" means the average of the Closing Price of the Common Stock for the 20 consecutive trading days ending on the fifth day preceding the date of the Conversion Notice (in the form attached hereto as Exhibit A), as adjusted in the Guaranty Agreement.

     "Convertible   Note"  means  this   Secured   Floating   Rate   Convertible
Subordinated Note.

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     "Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default under Section ___.

     "Encumbrance" shall mean any charge, claim, condition, equitable interest, lien, mortgage, option, pledge, security interest, or restriction of any kind.

     "Equity Offering" means a private equity financing or a public offering of equity by the Corporation.

     "Event of Default" has the meaning set forth in Section .

     "Guaranty Agreement" means the agreement attached hereto as Exhibit B.

     "Loraca" means Loraca International, Inc., a Nevada corporation, and the parent corporation of the Corporation.

     "Mandatory Prepayment Amount" means an amount equal to 23% of the cumulative amount in excess of $5,000,000 which is raised in all Equity Offerings which may occur during the period there is any outstanding principal payable under this Convertible Note.

     Merger Agreement" means the Agreement and Plan of Merger, dated January __, 2000, among the Corporation, Loraca, the Holder, and the holders of the other Notes, relating to, among other things, the issuance of the Notes.

     "Notes" means the Secured Floating Rate Convertible Subordinated Notes of the Corporation in the aggregate principal amount of $2,300,000.

     "Person" means, whether or not capitalized, a natural person, a partnership, a corporation, an association, a trust, a joint venture, a joint stock company, an unincorporated organization, or a governmental entity, or any department, agency, or political subdivision thereof.

     "Public Offering" means a public offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act.

     "Senior Indebtedness" means the principal of and premium, if any, and unpaid interest on, and fees and other amounts payable with respect to, the Corporation's $________ credit facility ("Line of Credit") with Bank One, Lexington, N.A., as agent for the banks from time to time participating therein (as the same may be amended, modified, increased, extended and/or replaced), and any refundings, renewals, extensions, or deferrals of such credit facility and for the payment of which the Corporation is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire, or otherwise,

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unless the terms of the instrument  evidencing such  indebtedness or pursuant to
which  such   indebtedness  is  outstanding   specifically   provide  that  such
indebtedness is not superior in right of payment to the Notes. Anything herein to the contrary notwithstanding, Senior Indebtedness does not include (a) a note or similar instrument given or any obligation incurred or arising, directly or indirectly, in connection with the acquisition by the Corporation of any business, properties, or assets, including securities (provided, however, that Senior Indebtedness will always include any acquisition indebtedness of the Corporation funded under the Line of Credit), (b) any account payable or other obligation created or assumed by the Corporation in the ordinary course of business in connection with the obtaining of materials or services, (c) obligations under capital and other leases, and (d) the Notes.

     "Subsidiary" means (a) any corporation of which more than 50% of the outstanding capital stock ordinarily having voting power to elect the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Corporation, or (b) any partnership of which the Corporation owns or has the right to acquire 45% or more of the outstanding units of partnership interest or other interests of such partnership ordinarily having voting power with respect to any matter concerning the business, management, or operations of the partnership, including, without limitation, the selection or removal of the general partner of such partnership or the sale or other disposition of all or any material part of the business or assets of such partnership.

     "Technology Security Agreement" means the agreement of even date herewith attached hereto as Exhibit D.

     2. PREPAYMENT.

     2.1. Optional and Mandatory Prepayment. After giving notice as required in Section __, the Corporation, at its option, may prepay this Convertible Note at any time, in whole or in part, by paying the Holder the full outstanding principal amount to be prepaid, together with any unpaid interest accrued thereon to the date of such prepayment. Subject to Sections 3, and after giving notice as required in Section __, the Corporation shall prepay this Convertible Note, at the request of the Holder, in an amount equal to the Mandatory Prepayment Amount allocable to this Convertible Note.

     2.2. Notice of Prepayment. Before the Corporation shall authorize or take steps to effect or make the prepayment, in whole or in part, of any Convertible Note the Corporation shall cause to be mailed to the Holder at such Holder's last address as it shall appear in the records of the Corporation, at least 30 days prior to the applicable record or other date hereinafter specified, a notice stating the date on which such prepayment is to be made, which date shall be at least 30 days prior to the date such prepayment is to occur.

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     3. SUBORDINATION.

     3.1. Principal and Interest. The Corporation covenants and agrees, and the Holder likewise covenants and agrees, that no payment shall be made by the Corporation on account of principal of or interest on this Convertible Note, or otherwise, if (a) there shall have occurred and be continuing a default with respect to the Senior Indebtedness that would or would with the passage of time permit the acceleration thereof, or if there would be a default with respect to the Senior Indebtedness caused by any payment on or with respect to this Convertible Note, or (b) in the event any such default is the subject of a judicial proceeding, unless and until such default or Event of Default shall have been cured or waived or shall have ceased to exist or such notice is withdrawn or found by a court of competent jurisdiction to be invalid.

     3.2. Distributions of Assets. Upon any acceleration of the principal of this Convertible Note or any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities, to creditors of the Corporation upon any dissolution or winding up or liquidation or reorganization of the Corporation, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in money or money's worth, or payment thereof provided for, before any payment is made on account of the principal of or interest on this Convertible Note and upon such dissolution or winding up or liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities, to which the Holder would be entitled except for the provisions hereof, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution directly to the holder of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay the Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holder of the Senior Indebtedness, before any payment or distribution is made to the Holder.

     Notwithstanding the foregoing, in the event that any payment of or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities, prohibited by the foregoing, shall be received by the Holder before all Senior Indebtedness is paid in full in money or money's worth, or provision is made for such payment, then and in such event such payment or distribution shall be paid over or delivered to the holder of the Senior Indebtedness or their representative or representatives, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the

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holder  of the  Senior  Indebtedness  (but  subject  to the  power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred herein upon the Senior Indebtedness and the holders thereof with respect to this Convertible Note or the Holder hereof by a lawful plan or reorganization or readjustment under applicable bankruptcy law).

     3.3. Modification of Senior Indebtedness. The holder of the Senior Indebtedness may, at any time and from time to time, but only with the consent of and notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the obligations of the Holder to the holder of the Senior Indebtedness: (a) change the manner, place, or terms of payment or change or extend the time of payment of, or renew or alter Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness; (c) release any person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Corporation and any other person; provided, the Corporation shall promptly give notice to the Holder of each and every action of the holder of the Senior Indebtedness described in this Section , and, further provided, the amount of the Senior Indebtedness outstanding shall not at any time exceed the sum of $____________ [NOTE: Same amounts as listed on page 4].

     3.4. No Other Indebtedness Senior to Notes. The Corporation shall not permit any of its indebtedness to be senior to the Notes other than the Senior Indebtedness.

     3.5. Subrogation. Subject to the payment in full of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of the principal of, premium, if any, and interest on all Senior Indebtedness at the time outstanding, the Holder shall be subrogated to the rights of the holder of the Senior Indebtedness to receive payments or distributions of cash, property, or securities of the Corporation applicable to the Senior Indebtedness until the principal of and interest on this Convertible Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions by the Corporation to the holder of the Senior Indebtedness of any cash, property, or securities to which the Holder would be entitled except for the provisions hereof, and no payments over pursuant to the provisions hereof to the holder of the Senior Indebtedness by the Holder, shall, as between the Corporation, its creditors other than holder of the Senior Indebtedness, and the Holder, be deemed to be a payment by the Corporation to or on account of the Senior Indebtedness. It is understood that the foregoing provisions of this Convertible Note are, and are intended to be, solely for the purpose of defining the relative rights of the Holder on the one hand and the holder of the Senior Indebtedness on the other hand.

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     3.6. Unconditional Obligations.  Nothing contained in this Convertible Note is intended to or shall impair, as among the Corporation, its creditors other than the holder of the Senior Indebtedness, and the Holder, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Convertible Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Corporation other than the holder of the Senior Indebtedness, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Convertible Note.

     3.7. Judicial Determination. Upon any payment or distribution of assets of the Corporation referred to herein, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holder of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

     4. CONVERSION.

     4.1. Conversion to Common Stock. Subject to and upon compliance with the provisions of this Convertible Note, the Holder is entitled, at the Holder's option, at any time on or before the payment in full of all outstanding principal payable under this Convertible Note, to convert this Convertible Note into fully paid and nonassessable shares of Common Stock at the Conversion Price and as provided herein and in the Guaranty Agreement of even date herewith between the Holder and Loraca.

     4.2. Exercise of Conversion Right. To exercise the conversion privilege, the Holder must surrender this Convertible Note at the offices of the Corporation in Seattle, Washington, accompanied by notice to the Corporation at such office, that the Holder elects to convert all or part of this Convertible Note. Such notice shall be in substantially the form attached hereto as Exhibit
A. All accrued but unpaid interest through the Business Day immediately preceding the date of such conversion with respect to the principal amount of this Convertible Note being converted shall be payable upon the next succeeding interest payment date, unless the entire principal amount of this Convertible
Note is converted, in which case all accrued but unpaid interest thereon shall be payable upon conversion.

     4.3. Deemed Date of Conversion. This Convertible Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Convertible Note for conversion in accordance with the

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foregoing provisions and at such time the rights of the Holder (as a noteholder)
shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes, to the extent permitted by law, as the record holder or holders of such Common Stock as of such day. The Convertible Note delivered for conversion shall be delivered to the Corporation to be canceled. In the event the entire principal balance due hereunder is not converted, as promptly as practicable on or after the conversion date, the Corporation shall issue a new Convertible Note to the Holder for the then outstanding principal balance due under this Convertible Note, which new Convertible Note shall be identical to this Convertible Note except for the principal amount thereof.

     4.4. No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Convertible Note. Any fractional shares of Common Stock which would otherwise be issuable upon conversion of this Convertible Note (or specified portions thereof) will be paid in cash to the Holder or, in the event less than the entire outstanding principal balance is converted, added to the principal balance of the new Convertible Note.

     5. MERGER, ETC. OF LORACA.

     In the event of any proposed (a) consolidation of Loraca with, or merger of Loraca into, any other corporation, or (b) merger of another corporation into Loraca (other than a merger which does not result in any reclassification, conversion, exchange, or cancellation of outstanding shares of Common Stock), or
(c) share exchange, sale, or transfer of all or substantially all of the assets of Loraca, which would result in the shareholders of Loraca not controlling the surviving entity ("Merger") Loraca shall give notice to Holder no less than 30 days prior to the closing of the proposed Merger, and shall include with such notice detailed information concerning the proposed Merger. Holder shall have 10 days to (a) give the Holder's consent to the Merger, which consent shall not be unreasonably withheld, or (b) to declare the outstanding principal and interest on this Convertible Note to be immediately due and payable. Failure to give the notice shall be deemed a consent to the Merger. If Holder's consent is given Loraca shall require the corporation formed by or which participates in such Merger, to execute and deliver to the Holder an agreement ("Successor Agreement") providing that the Holder shall have the right thereafter, during the period there is any outstanding principal due on this Convertible Note, to convert all or part of the outstanding principal on this Convertible Note into the kind and amount of securities, cash, and other property receivable upon such consolidation, merger, share exchange, sale, or transfer by a holder of the number of shares of Common Stock into which this Convertible Note might have been converted immediately prior to such Merger. Any Successor Agreement shall provide for adjustments to protect against dilution for events subsequent to the effective date of such consolidation, merger, share exchange, sale, or transfer which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions of this Convertible Note shall

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similarly  apply to  successive  Mergers.  However,  for the avoidance of doubt, notwithstanding anything contained herein to the contrary, no adjustment shall be made to the Conversion Price in the event of a merger, stock or asset transaction or share exchange with any third party which does not result in a reclassification, conversion, or cancellation of the outstanding shares of Common Stock.

     6. COVENANTS OF CORPORATION.

     6.1. Maintenance of Business. Corporation shall maintain its existence, rights and privileges. Corporation shall maintain its rights to do business in each state where it is presently conducting business and where it conducts business after the date hereof, to the extent commercially reasonable. Corporation shall maintain its right and privilege to do business with the
Federal National Mortgage Association, the Government National Mortgage Association, the Federal Housing Authority, the Federal Home Loan Mortgage
Corporation, the Housing and Urban Development Department, the Federal Housing Authority and the Veterans Administration. The Corporation shall not materially change the nature of the business in which it is presently engaged if such a change would be materially adverse to the business, operations, assets, liabilities, financial condition or prospects of the Corporation.

     6.2. Reporting to Holder of the Senior Indebtedness. The Corporation shall promptly send to the holders of all Notes a copy of the quarterly and other reports it sends to the holder of the Senior Indebtedness.

     6.3. Notice of Defaults, Etc. The Corporation will deliver to the Holder promptly, but in any event within 10 Business Days of discovery thereof by a responsible officer of the Corporation, notice of, and the steps being taken by the Corporation with respect to, any Default or any of the events specified in Section , whether or not there has been satisfied any requirement specified in connection with such event in Section for the giving of notice, or the lapse of time, or the happening of any further condition, event, or act. Further, in addition to the requirements set forth in the preceding sentence, the Corporation shall give prompt notice to the Holder of any fact known to the Corporation which would prohibit the making of any payment of moneys to or by the Corporation in respect of this Convertible Note.

     6.4. Other Notes; Payments. The Notes were issued under and in accordance with, are subject to the terms and conditions of, and are in all respects equally and ratably entitled to the benefits of the Merger Agreement. Until the Corporation has paid in full all obligations owed to the Holder, the Corporation agrees that if it makes any payment of the interest owed or principal amount on, or any distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities, with respect to, any of the Notes, then the Corporation shall make a proportionate payment or distribution to the Holder.

     6.5. Additional Secured Indebtedness. The Corporation shall not permit any of its assets, properties or interests in properties ("Properties") to be subject to any Encumbrance except (a) the Properties securing the Senior Indebtedness and (b) Encumbrances incurred in connection with the acquisition of, and securing, Properties acquired by the Corporation after the date hereof.

     7. DEFAULT.

     7.1. Events of Default. Any of the following shall be an Event of Default under this Convertible Note:

     (a) Failure by the Corporation to pay when due any principal or interest on this Convertible Note or any of the other Notes and such failure has not been remedied within 45 days after notice is received by the Corporation from the Holder or the other holder(s) of the Note (or Notes).

     (b) Any material representation or warranty made by the Corporation in connection with this Convertible Note or any of the other Notes shall have been untrue, misleading, or incomplete in any material respect when made.

     (c) The Corporation violates or fails to observe, or is in default with respect to, any material covenant or agreement contained in this Convertible Note or any of the other Notes and such violation shall not have been cured or remedied, if subject to cure or remedy within such period, within 30 days after notice thereof is received by the Corporation from the Holder or the other holder(s) of the Note(s).

     (d) There is an Event of Default under any of the Guaranty Agreements or the Technology Security Agreement between Loraca and the Holder or any other holder of the Notes.

     (e) The Corporation makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator, or trustee of the Corporation or any Subsidiary, or of all or any part of the property of any of them.

     (f) The Corporation files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law.

     (g) A receiver, conservator, custodian, liquidator, or trustee of the Corporation, or of all or any of the property of the Corporation, is appointed by court order and such order remains in effect for more than 90 days; or an order for relief is entered under the federal bankruptcy laws with respect to the Corporation; or any of the material property of the Corporation is sequestered by court order and such order remains in effect for more than 90 days; or a petition is filed against the Corporation under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 90 days after such filing.

     (h) Any order is entered in any proceeding against the Corporation decreeing the dissolution or split-up of the Corporation, and such order remains unstayed and in effect for 90 days.

     (i) There shall occur a default or the happening of any event under the Senior Indebtedness, and the holder of the Senior Indebtedness shall as a result thereof have the right to accelerate the maturity of in excess of $400,000 of such Senior Indebtedness.

     7.2. Remedies.

     (a) If any Event of Default described in Sections , , , or shall occur and be continuing, this Convertible Note and interest accrued thereon, and all liabilities of the Corporation hereunder, shall thereupon become and be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind to the Corporation, all of which are hereby waived. If any other Event of Default shall occur and be continuing, the Holder may, by notice to the Corporation, declare this Convertible Note and interest accrued hereupon, and all liabilities of the Corporation hereunder, to be immediately due and payable, and the same shall become and be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to the Corporation, all of which are hereby waived.

     (b) In the event this Convertible Note is placed in the hands of an attorney for collection or for enforcement, or in the event that the Holder incurs any costs incident to the collection of any indebtedness evidenced hereby, the Corporation shall pay all reasonable attorneys' fees, all court costs and the reasonable costs of any other collection efforts. Forbearance to exercise the remedies set forth herein with respect to any failure or breach of the Corporation shall not constitute a waiver by the Holder of any of such remedies.

     (c) From time to time, without affecting the obligations of the Corporation or its legal representatives, successors, or assigns to pay the outstanding principal balance of this Convertible Note and observe the covenants of the Corporation contained herein and in the documents and instrument related hereto, without giving notice to or obtaining the consent of the Corporation, or its legal representatives, successors or assigns, and without liability on the part of the Holder, the Holder may, at the option of the Holder, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Convertible Note, modify the terms and time of payment of said outstanding principal balance or join in any extension or subordination agreement, and agree in writing with the Corporation to modify the rate of interest or period of amortization of this Convertible Note or change the amount of the payments hereunder. No one or more of such actions shall constitute a novation or otherwise affect or impair the indebtedness evidenced hereby.

     8.  CONSENT TO  JURISDICTION;  WAIVER OF  IMMUNITIES  AND RIGHT TO TRIAL BY
JURY.

     8.1. Consent to Jurisdiction. Any suit, action or proceeding against the Corporation with respect to this Convertible Note or any judgment entered by any court in respect thereof, may be brought in the courts of the Commonwealth of Kentucky, located in Fayette County or in the United States District Court for the Eastern District of Kentucky as the Holder, in the Holder's sole discretion, may elect and the Corporation hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding in said court if given in writing in accordance with the terms of Section . The Corporation hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Convertible Note brought in the courts located in the Commonwealth of Kentucky, Fayette County or in the United States District Court for the Eastern District of Kentucky, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     8.2. Additional Service of Process. Nothing in this Section shall affect the right of the Holder to serve legal process in any other manner permitted by law or affect the right of the Holder to bring any action or proceeding against the Corporation or its property in the courts of any other jurisdictions.

     8.3. Waiver of Immunity. To the extent that the Corporation has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Corporation hereby irrevocably waives such immunity in respect of its obligations under this Convertible Note.

     9. MISCELLANEOUS.

     9.1. Interest Rate. Regardless of any other provision of this Convertible Note or in any documents guaranteeing or securing payment hereof or otherwise relating hereto, no Holder of this Convertible Note shall ever be entitled to receive, collect, reserve, or apply as interest on the principal of this

Convertible Note any amount in excess of the maximum rate of interest allowable under applicable law or regulations, as amended or enacted from time to time, and if any Holder of this Convertible Note ever receives, collects, or applies as interest hereon any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and shall be treated as such, and if the principal is paid in full, any remaining excess shall forthwith be paid to the Corporation. In determining whether the interest paid or payable on the principal outstanding under this Convertible Note exceeds the maximum rate of interest allowable under applicable law, the Corporation and the Holder shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided, however, that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full actual period of existence thereof, and if the interest received for the actual period of existence thereof exceeds the maximum rate of interest allowable under applicable law, the Holder shall either apply or refund to the Corporation the amount of such excess as herein provided, and in such event the Holder shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting, or receiving interest in excess of the maximum rate of interest allowable under applicable law.

     9.2. Notices. All notices, requests, consents, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) mailed (registered or certified mail, postage prepaid, return receipt requested) or (b) personally delivered against a written receipt or (c) delivered to a reputable express messenger (such as Federal Express, United Parcel Service or DHL Courier) as follows:


                  If to Holder:             ________________
                                            ________________
                                            ________________
                                            ________________

         With a copy (which shall not
         constitute notice) to:             ________________
                                            ________________
                                            ________________
                                            ________________

                  If to Corporation:        Loraca Acquisition Corporation.
                                            c/o Loraca International, Inc.
                                            6 CenterPointe Drive, Suite 360
                                            Lake Oswego, Oregon 97035
                                            Attn:  Bernard A. Guy

         With a copy (which shall not
         constitute notice) to:             Mark T. Lee
                                            Gray Cary Ware & Freidenrich
                                            4365 Executive Drive, Suite 1600
                                            San Diego, CA  92121

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     9.3. Transfer.

     (a) In the event of prepayment or conversion of this Convertible Note in part only, a new Convertible Note for the unpaid or unconverted portion hereof will be issued in the name or names requested by the Holder upon the cancellation hereof.

     (b) The transfer of this Convertible Note is registrable on the books of the Corporation upon surrender of this Convertible Note for registration of transfer at the offices of the Corporation in Seattle, Washington, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder or its attorney duly authorized in writing, and thereupon one or more new Convertible Notes of authorized denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     (c) Prior to the due presentment of this Convertible Note for registration or transfer, the Corporation and any agent of the Corporation may treat the person in whose name this Convertible Note is registered as the owner hereof for all purposes, whether or not this Convertible Note be overdue, and neither the Corporation nor any such agent shall be affected by notice to the contrary.

     (d) Notwithstanding any provision herein to the contrary, neither this Convertible Note nor the shares of Common Stock into which it is convertible may be transferred or otherwise assigned unless the Corporation is provided with an opinion of counsel reasonably acceptable to the Corporation (the Corporation acknowledges that Greenebaum, Doll & McDonald PLLC is acceptable), or such other assurances as it may reasonably require, that such transfer or assignment does not violate the registration provisions of the Securities Act or applicable state securities laws. In addition, the Holder understand and agrees that none of the shares of Common Stock into which this Convertible Note is convertible have been or will be registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Holder understands and agrees that each certificate representing shares of Common Stock shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

     9.4. Headings. The Section headings contained in this Convertible Note are for reference purposes only and shall not affect in any way the meaning or interpretations of this Convertible Note.

     9.5. Security. Payments of principal and interest on this Convertible Note are secured pursuant to the terms of the Technology Security Agreement.

     9.6. Governing Law. This Convertible Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflict of law rules. No party hereto shall commence any litigation against another party hereto arising out of this Convertible Note except in a court located in the Commonwealth of Kentucky. All parties hereby consent to jurisdiction over it by such a court.

     IN WITNESS WHEREOF, this Convertible Note has been duly executed and delivered by the duly authorized officer of the Corporation on the date first above written.


                                             LORACA ACQUISITION CORPORATION


                                             By:____________________________
                                             Title:_________________________

                                                       ("Corporation")

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE


TO LORACA ACQUISITION CORPORATION AND LORACA INTERNATIONAL, INC.:

     The undersigned Holder of the attached Convertible Note hereby assigns the Convertible Note to Loraca Acquisition Corporation and irrevocably exercises the option to convert such Convertible Note into shares of Common Stock of Loraca International, Inc. ("Loraca") in accordance with the terms of such Convertible Note and the Guaranty Agreement with Loraca, and directs that the shares of Loraca's Common Stock issuable and deliverable upon the conversion, and any portion of the Convertible Note representing any unconverted principal amount thereof, be issued and delivered to the undersigned Holder unless a different name has been indicated below. The principal amount of the Convertible Note being converted is $____________ and the Conversion Rate is $_________.


                                             _________________________________

                                             Fill in for  registration of shares
                                             of  Common  Stock  and  Convertible
                                             Note if to be issued otherwise than
                                             to the registered Holder.


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 (including zip code number)

SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER

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